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                     GREAT WESTERN LAND AND RECREATION, INC.
                                OPTION AGREEMENT

     The Option Agreement ("Agreement") between Great Western Land and Recreation, Inc. (the "Company") and ________________ (the "Optionee"), dated as of _________________ (the "Date of Grant").

     The Company hereby grants to the Optionee an option (the "Option") to purchase shares of the Company's $.001 par value common stock ("Stock") under the Great Western Land and Recreation, Inc. Stock Option Plan (the "Plan") upon the following terms and conditions:

          (A) PURCHASE PRICE. The purchase price of the Stock shall be $_________ per share.

          (B)  OPTION. The Option shall be an [Incentive Stock
     Option/Nonstatutory Option].

          (C) PERIOD OF EXERCISE. The Option will expire ___years [no more that ten] from the Date of Grant, subject to earlier termination in accordance with the terms of the Plan.

          (D) EXERCISE OF OPTION. The Option shall vest and become exercisable as of the dates specified below [Insert vesting schedule-the following is a sample schedule]:

               (1)  ___________, _____, with respect to _____% of the shares of
          Stock subject to the Option;

               (2) ___________, ____, with respect to _____% of the shares of Stock subject to the Option;

               (3) ___________, ____, with respect to _____% of the shares of Stock subject to the Option;

               (4) ___________, _____, with respect to ____% of the shares of Stock subject to the Option; and

               (5) ___________, _____, with respect to ____% of the shares of Stock subject to the Option.

          (E) TRANSFERABILITY. Except as otherwise expressly provided in the Plan, the Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by him or her.

          (F) INVESTMENT REPRESENTATION; LEGEND. The Optionee represents and agrees that, unless the shares of Stock purchased under this Agreement are
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     covered by a registration statement, all shares of Stock purchased under this Agreement will be purchased for investment purposes only and not with a view to distribution or resale. The Company is under no obligation to file a registration statement with regard to the Option or any shares of Stock purchased by exercise of the Option. The Company may require that an appropriate legend be inscribed on the face of any certificate issued under this Agreement, indicating that transfer of the Stock is restricted, and may place an appropriate stop transfer order with the Company's transfer agent with respect to the Stock.

          (G) METHOD OF EXERCISE. The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and shall be accompanied by full payment of the Exercise Price in accordance with the provisions of the Plan. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Optionee (or other person exercising the Option as permitted under the Plan) as soon as practicable after receipt of the notice.

          (H) WITHHOLDING. In any case where withholding is required or advisable under federal, state or local law in connection with any exercise of the Option by the Optionee hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to the Optionee, or may require the Optionee to remit to the Company an amount equal to such appropriate amounts.

          (I) NO GUARANTEE. This Agreement shall in no way restrict the right of the Company to terminate the Optionee as an [Employee] [Consultant] [Nonemployee Director] at any time.

          (J) INCORPORATION OF PLAN. This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated herein by this reference. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

          (K)  [TO BE INCLUDED IN NON-EMPLOYEE OPTION AGREEMENTS]
     RECLASSIFICATION OF OPTIONEE'S STATUS. If an Optionee who has not been treated as an employee of the Company under PARAGRAPH 1.1(I) of the Plan is determined to be a common law employee of the Company through an administrative or judicial proceeding, such determination shall not affect the Option.
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     IN WITNESS WHEREOF, the Company and the Optionee have executed this
Agreement on the date and year first written above.


                                        Great Western Land and Recreation, Inc.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        Optionee


                                        --------------------------------
                                        Name:

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                     GREAT WESTERN LAND AND RECREATION, INC.
                          NOTICE OF EXERCISE OF OPTION

To:  Compensation Committee
     Great Western Land and Recreation, Inc.
     One Arizona Center
     400 E. Van Buren, Suite 400
     Phoenix, AZ 85004

     Pursuant to the terms of the Great Western Land and Recreation, Inc. Stock Option Plan (the "Plan"), I hereby elect to exercise the Option granted to me pursuant to the terms of the Option Agreement between Great Western Land and Recreation, Inc. and me dated __________, with respect to ________ shares of $.001 par value common stock of the Company ("Stock") at the Exercise Price of $_______ per share.

     I am paying the Exercise Price in [cash] [certified funds] [, with the consent of the Plan Committee, shares of Stock having a Fair Market Value equal to the Exercise Price] [,with the consent of the Plan Committee, Options with an aggregate net value equal to the Exercise Price].

     [To be included if Option Shares are not covered by a registration
Statement: I hereby certify that I am acquiring the shares under the Option for investment purposes and not with a view to any distribution thereof. I understand that my Stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stock transfer order may be placed with the Company's transfer agent with respect to my shares.]

     I request that my shares be issued in my name as follows:


     ---------------------------------------------------------
     (Print your name in the form in which you wish to have the shares registered)


     ---------------------------------------------------------
     (Social Security Number)


     ---------------------------------------------------------
     (Street and Number)


     ---------------------------------------------------------
     (City)                         (State)         (Zip Code)



Dated: _________, ______                Signature:__________________